UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 15, 2024

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11270 W Park Place Ste 300, Milwaukee, Wisconsin 53224
(Address of principal executive offices, including zip code)

(414) 354-2310
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2024, Robert (Bob) McCormick indicated his intent to retire as the President and Chief Executive Officer of Douglas Dynamics, Inc. (the “Company”), effective as of July 8, 2024 (the “Retirement Date”). Effective as of the Retirement Date, Mr. McCormick will also retire from the Company’s Board of Directors (the “Board”). From the Retirement Date through December 31, 2024, Mr. McCormick will provide consulting services to the Company.

On May 16, 2024, in connection with Mr. McCormick’s retirement, Douglas Dynamics, LLC, a wholly owned subsidiary of the Company, and Mr. McCormick entered into a Retirement and Transition Agreement (the “Retirement Agreement”). Pursuant to the Retirement Agreement, the Company will pay Mr. McCormick his current base salary and other accrued benefits owed to him through the Retirement Date and, in recognition of his contributions to and leadership of the Company, Mr. McCormick will be entitled to receive his full Annual Incentive Plan award for fiscal 2024 at target. His outstanding equity awards and his deferred compensation will be treated in accordance with the retirement provisions of their respective plans and applicable award agreements. If Mr. McCormick elects to receive COBRA continuation coverage, then he will be entitled to pay only active employee rates for his COBRA coverage for up to eighteen (18) months following the Retirement Date. In addition, under the Retirement Agreement, Mr. McCormick agreed to a general release of any claims in favor of the Company and its affiliates and reaffirmed his existing confidentiality, non-competition, non-solicitation and non-interference obligations.

Also on May 16, 2024, and in connection with Mr. McCormick’s planned transition to a consulting role, the Douglas Dynamics, LLC and Mr. McCormick’s consulting entity, Glenco International, LLC, entered into a Consulting Agreement that will be effective July 9, 2024 (the “Consulting Agreement”), which will, together with the applicable statement of work, govern consulting services that Mr. McCormick is expected to provide to the Company from the Retirement Date through December 31, 2024. The consulting services are expected to include, without limitation, transitional assistance associated with identification, location, replacement or generation of business records and reports necessary for continued operations; the provision of professional counsel and advice with respect to certain business arrangements, provision of professional counsel and advice with respect to litigation and related matters and professional counsel and advice with respect to certain regulatory matters. The monthly fee for the consulting services will be $60,083.

The foregoing summary of the material terms of each of the Retirement Agreement and Consulting Agreement is qualified in its entirety by the terms of the Retirement Agreement and Consulting Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The Company has announced the election of James L. Janik, current Chairman of the Board and the former President, Chief Executive Officer and Executive Chairman of the Company, to serve as Executive Chairman from May 16, 2024 through the Retirement Date, after which Mr. Janik will serve as elected by the Board as the Company’s Interim President and Chief Executive Officer (and return to serving as non‑executive Chairman of the Board).

Mr. Janik, 67, has served as Chairman of the Board since 2014 and as a director since 2004. Mr. Janik served as the Company’s Executive Chairman from January 2019 until his retirement as an officer of the Company in April of 2020. Mr. Janik previously served as the Company’s President and Chief Executive Officer from 2004 until January 2019. Mr. Janik also served as President and Chief Executive Officer of Douglas Dynamics Incorporated, the entity that previously operated the Company’s business, from 2000 to 2004. Mr. Janik was Director of Sales of the Company’s Western Products division from 1992 to 1994, General Manager of the Western Products division from 1994 to 2000 and Vice President of Marketing and Sales from 1998 to 2000. Prior to joining the Company, Mr. Janik was the Vice President of Marketing and Sales of Sunlite Plastics Inc., a custom extruder of thermoplastic materials, for two years. During the 11 prior years, Mr. Janik held a number of key marketing, sales and production management positions for John Deere Company. Mr. Janik has served on the board of directors of Jason Industries L.L.C. since August 2020.

Also on May 16, 2024, in connection with his election as Executive Chairman and, subsequently, as Interim President and Chief Executive Officer, the Company entered into a letter agreement with Mr. Janik (the “Letter Agreement”), pursuant to which Mr. Janik will be provided with the following new compensation arrangements: (i) a base salary of $750,000; and (ii) a one-time restricted stock unit grant with a grant date value equal to $865,000, which will vest one year from the date of grant subject to his continued service as an officer or director as of such date, as reflected in the related restricted stock unit award agreement (the “Janik Restricted Stock Unit Grant Notice”).

There is no arrangement or understanding between Mr. Janik and any other person pursuant to which Mr. Janik was elected as Executive Chairman of the Company or, subsequently, as Interim President and Chief Executive Officer, and there are no transactions in which Mr. Janik has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the material terms of the Letter Agreement and Janik Restricted Stock Unit Grant Notice is qualified in its entirety by the terms of the Letter Agreement and Janik Restricted Stock Unit Grant Notice, which are filed herewith as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Other Management Transition Related Matters

In connection with the Company’s President and Chief Executive Officer transition plan, the Compensation Committee of the Board determined to grant to Sarah Lauber, the Company’s Executive Vice President, Chief Financial Officer and Secretary, restricted stock units with a target grant date fair value of $1.0 million, of which two-thirds will vest on December 31, 2025 and one-third will vest on July 1, 2026, as reflected in and subject to the terms of the related restricted stock unit award agreement (the “Lauber Restricted Stock Unit Grant Notice”). The foregoing summary of the material terms of the Lauber Restricted Stock Unit Grant Notice is qualified in its entirety by the terms of the Lauber Restricted Stock Unit Grant Notice, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

In connection with Mr. McCormick’s retirement from the Board, the Board acted to reduce the size of the Board from seven to six directors, effective immediately after Mr. McCormick’s retirement as a director on July 8, 2024.

The Company issued a press release on May 16, 2024, discussing these management transition matters, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Retirement and Transition Agreement, dated May 16, 2024, between Douglas Dynamics, LLC and Robert McCormick.

(10.2)	Consulting Agreement between Douglas Dynamics, LLC and Glenco International, LLC (the consulting entity of Robert McCormick), effective as of July 9, 2024.

(10.3)	Letter Agreement, dated May 16, 2024, amongst Douglas Dynamics, Inc., Douglas Dynamics, LLC and James L. Janik.

(10.4)	Restricted Stock Unit Grant Notice and Standard Terms and Conditions for grant to James L. Janik, dated May 16, 2024, under the Douglas Dynamics, Inc. 2024 Stock Incentive Plan.

(10.5)	Restricted Stock Unit Grant Notice and Standard Terms and Conditions for grant to Sarah Lauber, dated May 16, 2024, under the Douglas Dynamics, Inc. 2024 Stock Incentive Plan.

(99.1)	Press release dated May 16, 2024.

(104.1)	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: May 17, 2024	By:	/s/ Sarah Lauber
Sarah Lauber
Executive Vice President, Chief Financial Officer and Secretary